UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

FORUM MERGER III CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

In connection with the previously announced business combination (the “Business Combination”) between Forum Merger III Corporation (“Forum”) and Electric Last Mile, Inc. (“ELMI”), ELMI issued a press release announcing that the Indiana Economic Development Corporation has offered ELMI a series of conditional tax credits and training grants based on ELMI’s anticipated job creation plans in Mishawaka, Indiana. Below is a copy of the press release, which is being filed herewith as soliciting material.

Electric Last Mile Offered Incentives by the Indiana Economic Development Corporation for Local Manufacturing

Auburn Hills, MI. (Dec. 21, 2020) – Electric Last Mile, Inc. (ELMS) is pleased to announce that the Indiana Economic Development Corporation (IEDC), which leads the state’s economic development efforts, has offered ELMS a series of conditional tax credits and training grants based on its plans to create new jobs in Mishawaka, Indiana. ELMS previously announced plans to establish operations in Indiana and launch production of its commercial electric vehicles at the former AM General and Hummer plant in Mishawaka, subject to the completion of ELMS’s proposed business combination with Forum Merger III Corporation (NASDAQ: FIII).

The IEDC offered ELMS up to $10 million in conditional tax credits and up to $200,000 in conditional training grants based on the company’s job creation plans. The IEDC also offered up to $2.8 million in conditional tax credits from the Hoosier Business Investment (HBI) tax credit program based on the company’s planned capital investment in Indiana.

“Indiana was a natural choice for us given our product roadmap, the highly-trained and motivated workforce, and the logistics of moving finished goods within the U.S.," said Jim Taylor, co-founder and CEO of ELMS.

About ELMS

ELMS is focused on redefining the last mile market with a vertically-integrated approach to designing, manufacturing and customizing electric, connected last mile delivery vehicles. ELMS will provide customers with sustainable and cost-effective vehicle solutions to run their businesses. The company is headquartered in Auburn Hills, Michigan. For more, visit: www.electriclastmile.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forum Merger III Corporation (“Forum”) and ELMS’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Forum’s and ELMS’s expectations with respect to future performance and anticipated financial impacts of the business combination, the satisfaction of the closing conditions to the business combination, the size, demands and growth potential of the markets for ELMS’s products and ELMS’s ability to serve those markets, ELMS’s ability to develop innovative products and compete with other companies engaged in the commercial delivery vehicle industry and/or the electric vehicle industry, ELMS’s ability to attract and retain customers, the estimated go to market timing and cost for ELMS’s products, the implied valuation of ELMS and the timing of the completion of the business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Forum’s and ELMS’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement and plan of merger (“Merger Agreement”) relating to the business combination or could otherwise cause the business combination to fail to close; (2) the inability of ELMS to (x) execute the transaction agreements for the Carveout Transaction (as defined below) that are in form and substance acceptable to Forum (at Forum’s sole discretion), (y) acquire a leasehold interest or fee simple title to the Indiana manufacturing facility or (z) secure key intellectual property rights related to its proposed business; (3) the outcome of any legal proceedings that may be instituted against Forum or ELMS following the announcement of the business combination; (4) the inability to complete the business combination, including due to failure to obtain approval of the stockholders of Forum or other conditions to closing in the Merger Agreement; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the business combination; (6) the inability to obtain the listing of the common stock of the post-acquisition company on the Nasdaq Stock Market or any alternative national securities exchange following the business combination; (7) the risk that the announcement and consummation of the business combination disrupts current plans and operations; (8) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the business combination; (10) changes in applicable laws or regulations; (11) the possibility that ELMS may be adversely affected by other economic, business, and/or competitive factors; (12) the impact of COVID-19 on the combined company’s business; and (13) other risks and uncertainties indicated from time to time in the proxy statement to be filed relating to the business combination, including those under the “Risk Factors” section therein, and in Forum’s other filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that Forum and ELMS consider immaterial or which are unknown. Forum and ELMS caution that the foregoing list of factors is not exclusive. Forum and ELMS caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. ELMS is currently engaged in limited operations only and its ability to carry out its business plans and strategies in the future are contingent upon the closing of the proposed business combination. The consummation of the business combination is subject to, among other conditions, (i) the execution and effectiveness of transaction agreements by ELMS with SF Motors, Inc. (d/b/a SERES) that are each in form and substance acceptable to Forum (at Forum’s sole discretion), (ii) the acquisition by ELMS of a leasehold interest or fee simple title to the Indiana manufacturing facility prior to the business combination, and (iii) the securing by ELMS of key intellectual property rights related to its proposed business (collectively, the “Carveout Transaction”). All statements herein regarding ELMS’s anticipated business assume the completion of the Carveout Transaction. Forum and ELMS do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Important Information About the Business Combination and Where to Find It

In connection with the business combination, Forum intends to file a preliminary proxy statement. Forum will mail a definitive proxy statement and other relevant documents to its stockholders. Forum’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the business combination, as these materials will contain important information about Forum, ELMS and the business combination. When available, the definitive proxy statement and other relevant materials for the business combination will be mailed to stockholders of Forum as of a record date to be established for voting on the business combination. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Forum Merger III Corporation, 1615 South Congress Avenue, Suite 103, Delray Beach, FL 33445, Attention: Secretary, telephone: (212) 739-7860.

Participants in the Solicitation

Forum and its directors and executive officers may be deemed participants in the solicitation of proxies from Forum’s stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in Forum is contained in Forum’s Registration Statement on Form S-1/A, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Forum Merger III Corporation, 1615 South Congress Avenue, Suite 103, Delray Beach, FL 33445, Attention: Secretary, telephone: (212) 739-7860. Additional information regarding the interests of such participants will be contained in the proxy statement for the business combination when available.

ELMS and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Forum in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the business combination will be included in the proxy statement for the business combination when available.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contacts

Media@electriclastmile.com

IR@electriclastmile.com

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